Exhibit 99

VF Reports Third Quarter Fiscal 2022 Results; Reaffirms Full Year Fiscal 2022 Earnings Outlook

  Revenue from continuing operations increased 22 percent (up 22 percent in constant dollars) to $3.6 billion; excluding acquisitions, revenue increased 15 percent (up 16 percent in constant dollars);
  Active segment revenue increased 25 percent (up 26 percent in constant dollars) including an 8 percent (8 percent in constant dollars) increase in Vans® brand revenue and a 17 percentage point revenue growth contribution from acquisitions; Outdoor segment revenue increased 23 percent (up 23 percent in constant dollars) including a 28 percent (27 percent in constant dollars) increase in The North Face® brand revenue; Work segment revenue increased 6 percent (up 5 percent in constant dollars) including a 4 percent (4 percent in constant dollars) increase in Dickies® brand revenue;
  International revenue increased 19 percent (up 20 percent in constant dollars) including a 5 percentage point revenue growth contribution from acquisitions; Europe revenue increased 26 percent (up 28 percent in constant dollars); Greater China revenue decreased (6) percent (down (9) percent in constant dollars), including an (8) percent ((12) percent in constant dollars) decrease in Mainland China;
  Direct-to-Consumer revenue increased 30 percent (up 30 percent in constant dollars) including a 13 percentage point revenue growth contribution from acquisitions; Digital revenue increased 21 percent (up 21 percent in constant dollars) versus the prior year including an 18 percentage point revenue growth contribution from acquisitions; excluding acquisitions, Digital revenue increased 61 percent versus the third quarter of fiscal 2020;
  Gross margin from continuing operations increased 140 basis points to 56.1 percent; on an adjusted basis, gross margin increased 60 basis points to 56.3 percent including a 20 basis point positive impact from acquisitions;
  Operating income from continuing operations on a reported basis was $678 million; on an adjusted basis, operating income from continuing operations increased 40 percent (40 percent in constant dollars) to $643 million including a $54 million contribution from acquisitions;
  Earnings per share from continuing operations was $1.32; adjusted earnings per share from continuing operations increased 45 percent (up 44 percent in constant dollars) to $1.35 including an $0.11 per share contribution from acquisitions;
  Full year fiscal 2022 revenue is now expected to be approximately $11.85 billion, reflecting growth of around 28 percent, including an approximate $600 million contribution from the Supreme® brand; full year fiscal 2022 adjusted earnings per share is expected to be around $3.20, including an approximate $0.25 contribution from the Supreme® brand.

DENVER--(BUSINESS WIRE)--January 28, 2022--VF Corporation (NYSE: VFC) today reported financial results for its third quarter ended January 1, 2022. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Occupational Workwear Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Transaction and Deal Related Activities, Costs Related to Specified Strategic Business Decisions and Tax Items.” Unless otherwise noted, “reported” and “adjusted” amounts are the same. This release also refers to amounts "excluding acquisitions" or as "adjusted organic", which exclude the contribution from the Supreme® brand.

"We delivered strong double-digit top and bottom line results and returned about $500 million in cash to shareholders in the third quarter, all of which has been achieved amidst continuing macro headwinds,” said Steve Rendle, VF's Chairman, President and CEO. "The broad-based momentum across our brands is testament to the resilience of our diversified portfolio model, which has enabled us to deliver a strong quarter and reaffirm our full year earnings outlook in a challenging environment. I am confident that VF remains well-positioned for continued, profitable, long-term growth.”

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Occupational Workwear Business

On June 28, 2021, VF completed the sale of its Occupational Workwear business. The Occupational Workwear business was comprised primarily of the following brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The business also included a license for certain Dickies® occupational workwear products that have historically been sold through the business-to-business channel. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods, through the date of sale.

Adjusted Amounts - Excluding Transaction and Deal Related Activities, Costs Related to Specified Strategic Business Decisions and Tax Items

The adjusted amounts in this release exclude transaction and deal related activities associated with the acquisition of the Supreme® brand. Total transaction and deal related activities include a decrease in the estimated fair value of the contingent consideration liability of $50 million in the third quarter of fiscal 2022 and $158 million in the first nine months of fiscal 2022, and integration costs of approximately $1 million in the third quarter of fiscal 2022 and $6 million in the first nine months of fiscal 2022.

The adjusted amounts in this release exclude costs related to VF's business model transformation, a transformation initiative for our Asia-Pacific regional operations and certain cost optimization activities and other charges indirectly related to the divestiture of the Occupational Workwear business. Total costs were approximately $14 million in the third quarter of fiscal 2022 and $38 million in the first nine months of fiscal 2022.

The adjusted amounts in this release exclude approximately $52 million net tax expense associated with certain discrete tax activities recognized during the third quarter and first nine months of fiscal 2022.

Combined, the above items negatively impacted earnings per share by $0.03 during the third quarter of fiscal 2022 and positively impacted earnings per share by $0.17 during the first nine months of fiscal 2022. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

COVID-19 Outbreak Update

To help mitigate the spread of COVID-19 and in response to public health advisories and governmental actions and regulations, VF has modified its business practices, including the temporary closing of offices and retail stores, instituting travel bans and restrictions and implementing health and safety measures including social distancing and quarantines.

The majority of VF's supply chain is currently operational. Suppliers are complying with local public health advisories and governmental restrictions which has resulted in isolated product delays. COVID-19 related manufacturing capacity constraints have continued during the third quarter, though the situation has improved over time. VF expects to be back to nearly full capacity in the coming weeks. Additionally, continued port congestion, equipment availability and other logistics challenges have contributed to ongoing product delays. VF is working with its suppliers to minimize disruption and is employing expedited freight as needed. VF's distribution centers are operational in accordance with local government guidelines while maintaining enhanced health and safety protocols.

In North America, no stores were closed during the third quarter. Currently, all stores are open.

In the EMEA region, 6% of stores were closed during third quarter. Currently, only one store is closed.

In the APAC region, including Mainland China, nearly all stores were open at the beginning of the third quarter. No stores were closed at the end of the quarter. Currently, 1% of stores are closed.

VF is continuing to monitor the COVID-19 outbreak globally and will comply with guidance from government entities and public health authorities to prioritize the health and well-being of its employees, customers, trade partners and consumers. As COVID-19 uncertainty continues, VF expects ongoing disruption to its business operations.

Third Quarter Fiscal 2022 Income Statement Review

  Revenue increased 22 percent (up 22 percent in constant dollars) to $3.6 billion. Excluding the impact of acquisitions, revenue increased 15 percent (up 16 percent in constant dollars) driven by the EMEA and North American regions, which experienced a negative impact from COVID-19 in the prior year period.
  Gross margin increased 140 basis points to 56.1 percent, primarily driven by reduced promotional activity and offsetting incremental freight costs. On an adjusted basis, gross margin increased 60 basis points, including a 20 basis point positive impact from acquisitions, to 56.3 percent.
  Operating income on a reported basis was $678 million. On an adjusted basis, operating income increased 40 percent (40 percent in constant dollars) to $643 million, including a $54 million contribution from acquisitions. Operating margin on a reported basis was 18.7 percent. Adjusted operating margin increased 230 basis points, including a 50 basis point positive impact from acquisitions, to 17.7 percent.
  Earnings per share was $1.32 on a reported basis. On an adjusted basis, earnings per share increased 45 percent (up 44 percent in constant dollars) to $1.35, including an $0.11 contribution from acquisitions.

Balance Sheet Highlights

Inventories were up 20 percent compared with the same period last year. During the quarter, VF returned approximately $195 million of cash to shareholders through dividends. The company also repurchased approximately $300 million of shares and has $2.5 billion remaining under its current share repurchase authorization.

Full Year Fiscal 2022 Outlook

VF's full year outlook assumes no material deterioration to the company's current business operations as a result of COVID-19 and related governmental actions and regulations. VF's full year fiscal 2022 outlook includes the following:

  Revenue is expected to be approximately $11.85 billion, reflecting growth of around 28 percent, including an approximate $600 million contribution from the Supreme® brand. By segment, revenue for Outdoor is now expected to increase between 26 percent and 28 percent versus the previous expectation of a 25 to 27 percent increase; revenue for Active is now expected to increase between 31 percent and 33 percent versus the previous expectation of a 35 to 37 percent increase; revenue for Work is still expected to increase between 19 and 21 percent.
  International revenue is expected to increase between 22 percent and 24 percent. By geographic region, in the EMEA region, revenue is expected to increase between 28 percent and 30 percent. In the Asia Pacific region, revenue is expected to increase between 7 percent and 9 percent. And, in the Americas (non-U.S.) region, revenue is expected to increase between 33 percent and 35 percent.
  Direct-to-consumer revenue is now expected to increase between 32 percent and 34 percent versus the previous expectation of 34 percent and 36 percent, including Digital revenue growth of greater than 15 percent versus the previous expectation of about 20 percent.
  Adjusted gross margin is expected to be at least 55.0 percent, which represents an estimated increase of at least 170 basis points.
  Adjusted operating margin is expected to increase at least 500 basis points to at least 13.0 percent.
  Adjusted earnings per share is expected to be around $3.20, including an approximate $0.25 contribution from the Supreme® brand.
  Adjusted cash flow from operations is expected to be approximately $1.0 billion.
  Other full year assumptions include an effective tax rate of approximately 14 percent and capital expenditures of approximately $350 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.50 per share, payable on March 21, 2022, to shareholders of record on March 10, 2022. Subject to approval by its Board of Directors, VF intends to continue to pay its regularly scheduled dividend and is not currently contemplating the suspension of its dividend.

Supplemental Information

VF has made available supplemental investor information related to historical quarterly and annual revenues for the top 4 brands for fiscal 2020 and fiscal 2021. The information provided is in accordance with U.S. generally accepted accounting principles (“GAAP”). VF believes this provides investors with useful supplemental financial information regarding VF’s underlying business trends and the performance of VF’s consolidated operations. The supplemental financial information is accessible at ir.vfc.com.

Webcast Information

VF will host its third quarter fiscal 2022 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on third quarter fiscal 2022 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers and other direct-to-consumer business risks; manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF's ability to transform its model to be more consumer-minded, retail-centric and hyper-digital; retail industry changes and challenges; VF's ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s and VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to recruit, develop or retain qualified employees; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions and integrate acquisitions, including the recently acquired Supreme® brand; business resiliency in response to natural or man-made economic, political or environmental disruptions; changes in tax laws and liabilities; legal, regulatory, political and economic risks and changes to laws and regulations; adverse or unexpected weather conditions; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on sustainability issues; and risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended December		Nine Months Ended December
	2021	2020	2021	2020
Net revenues	$ 3,624,384	$ 2,971,541	$ 9,017,176	$ 6,656,158
Costs and operating expenses
Cost of goods sold	1,592,604	1,345,024	4,027,601	3,134,381
Selling, general and administrative expenses	1,353,338	1,214,518	3,549,763	3,036,639
Total costs and operating expenses	2,945,942	2,559,542	7,577,364	6,171,020
Operating income	678,442	411,999	1,439,812	485,138
Interest, net	(33,388)	(31,776)	(100,533)	(90,656)
Loss on debt extinguishment	(3,645)	—	(3,645)	—
Other income (expense), net	(95)	6,484	16,495	(27,059)
Income from continuing operations before income taxes	641,314	386,707	1,352,129	367,423
Income tax expense	123,513	59,048	216,303	74,260
Income from continuing operations	517,801	327,659	1,135,826	293,163
Income from discontinued operations, net of tax	—	19,581	170,273	25,186
Net income	$ 517,801	$ 347,240	$ 1,306,099	$ 318,349
Earnings per common share - basic (a)
Continuing operations	$ 1.33	$ 0.84	$ 2.90	$ 0.75
Discontinued operations	—	0.05	0.44	0.06
Total earnings per common share - basic	$ 1.33	$ 0.89	$ 3.34	$ 0.82
Earnings per common share - diluted (a)
Continuing operations	$ 1.32	$ 0.83	$ 2.89	$ 0.75
Discontinued operations	—	0.05	0.43	0.06
Total earnings per common share - diluted	$ 1.32	$ 0.88	$ 3.32	$ 0.81
Weighted average shares outstanding
Basic	390,430	389,872	391,187	389,262
Diluted	392,495	392,851	393,547	391,607
Cash dividends per common share	$ 0.50	$ 0.49	$ 1.48	$ 1.45

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended December 2021 relate to the 13-week and 39-week fiscal periods ended January 1, 2022 and all references to periods ended December 2020 relate to the 13-week and 39-week fiscal periods ended December 26, 2020. References to March 2021 relate to information as of April 3, 2021.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	December	March	December
	2021	2021	2020
ASSETS
Current assets
Cash and equivalents	$ 1,333,839	$ 815,750	$ 3,254,236
Accounts receivable, net	1,495,859	1,298,020	1,411,565
Inventories	1,287,210	1,061,839	1,075,983
Short-term investments	—	598,806	599,403
Other current assets	483,738	423,877	383,384
Current assets of discontinued operations	—	587,578	560,648
Total current assets	4,600,646	4,785,870	7,285,219
Property, plant and equipment, net	1,049,691	975,876	955,845
Goodwill and intangible assets, net	5,419,777	5,454,972	3,056,254
Operating lease right-of-use assets	1,302,545	1,474,434	1,476,503
Other assets	1,163,663	1,062,877	970,520
Total assets	$ 13,536,322	$ 13,754,029	$ 13,744,341
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$ 106,010	$ 11,061	$ 299,748
Current portion of long-term debt	500,915	1,023	1,006
Accounts payable	559,716	463,208	412,324
Accrued liabilities	2,057,237	1,609,928	1,664,760
Current liabilities of discontinued operations	—	125,257	120,185
Total current liabilities	3,223,878	2,210,477	2,498,023
Long-term debt	4,646,379	5,709,149	5,786,552
Operating lease liabilities	1,093,013	1,236,461	1,211,655
Other liabilities	919,652	1,541,778	1,109,937
Total liabilities	9,882,922	10,697,865	10,606,167
Stockholders' equity	3,653,400	3,056,164	3,138,174
Total liabilities and stockholders' equity	$ 13,536,322	$ 13,754,029	$ 13,744,341

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended December
	2021	2020
Operating activities
Net income	$ 1,306,099	$ 318,349
Income from discontinued operations, net of tax	170,273	25,186
Income from continuing operations, net of tax	1,135,826	293,163
Depreciation and amortization	199,652	204,580
Reduction in the carrying amount of right-of-use assets	309,588	309,579
Other adjustments	(853,776)	276,955
Cash provided by operating activities - continuing operations	791,290	1,084,277
Cash provided by operating activities - discontinued operations	6,090	57,779
Cash provided by operating activities	797,380	1,142,056
Investing activities
Business acquisitions, net of cash received	3,760	—
Proceeds from sale of businesses, net of cash sold	616,529	—
Purchases of short-term investments	—	(800,000)
Proceeds from sale and maturities of short-term investments	598,806	200,000
Capital expenditures	(214,220)	(152,446)
Software purchases	(63,758)	(51,964)
Other, net	12,819	(9,116)
Cash provided (used) by investing activities - continuing operations	953,936	(813,526)
Cash used by investing activities - discontinued operations	(525)	(3,171)
Cash provided (used) by investing activities	953,411	(816,697)
Financing activities
Net increase (decrease) from short-term borrowings and long-term debt	(411,400)	2,044,426
Share repurchases	(299,999)	—
Cash dividends paid	(579,194)	(564,904)
Proceeds from issuance of Common Stock, net of payments for tax withholdings	32,929	45,867
Cash provided (used) by financing activities	(1,257,664)	1,525,389
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(9,339)	12,513
Net change in cash, cash equivalents and restricted cash	483,788	1,863,261
Cash, cash equivalents and restricted cash – beginning of year	851,205	1,411,322
Cash, cash equivalents and restricted cash – end of period	$ 1,334,993	$ 3,274,583

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Three Months Ended December		% Change	% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2021	2020
Segment revenues
Outdoor	$ 1,928,427	$ 1,571,043	23%	23%	23%	23%
Active	1,410,577	1,127,121	25%	26%	8%	8%
Work	285,101	270,182	6%	5%	6%	5%
Other (c)	279	3,195	*	*	*	*
Total segment revenues	$ 3,624,384	$ 2,971,541	22%	22%	15%	16%
Segment profit (loss)
Outdoor	$ 450,432	$ 311,767
Active	254,497	201,373
Work	47,672	16,900
Other (c)	(44)	(4,435)
Total segment profit	752,557	525,605
Corporate and other expenses	(74,210)	(107,122)
Interest, net	(33,388)	(31,776)
Loss on debt extinguishment	(3,645)	—
Income from continuing operations before income taxes	$ 641,314	$ 386,707

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisition representing the operating results of Supreme for the three months ended December 2021. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2021" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products and sourcing activities related to transition services.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Nine Months Ended December		% Change	% Change Constant Currency (a)	% Change Organic (b)	% Change Constant Currency and Organic (a) (b)
	2021	2020
Segment revenues
Outdoor	$ 4,052,802	$ 3,066,678	32%	30%	32%	30%
Active	4,104,818	2,898,639	42%	39%	26%	24%
Work	858,999	686,163	25%	24%	25%	24%
Other (c)	557	4,678	*	*	*	*
Total segment revenues	$ 9,017,176	$ 6,656,158	35%	34%	29%	27%
Segment profit (loss)
Outdoor	$ 662,761	$ 283,531
Active	809,708	467,632
Work	150,649	13,672
Other (c)	(696)	(9,322)
Total segment profit	1,622,422	755,513
Corporate and other expenses	(166,115)	(297,434)
Interest, net	(100,533)	(90,656)
Loss on debt extinguishment	(3,645)	—
Income (loss) from continuing operations before income taxes	$ 1,352,129	$ 367,423

(a) Refer to constant currency definition on the following pages.

(b) Excludes acquisition representing the operating results of Supreme for the nine months ended December 2021. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2021" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products and sourcing activities related to transition services.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Three Months Ended December 2021
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$ 1,928,427	$ 733	$ 1,929,160
Active	1,410,577	4,027	1,414,604
Work	285,101	(693)	284,408
Other	279	—	279
Total segment revenues	$ 3,624,384	$ 4,067	$ 3,628,451
Segment profit (loss)
Outdoor	$ 450,432	$ (2,776)	$ 447,656
Active	254,497	1,362	255,859
Work	47,672	(125)	47,547
Other	(44)	2	(42)
Total segment profit	752,557	(1,537)	751,020
Corporate and other expenses	(74,210)	54	(74,156)
Interest, net	(33,388)	—	(33,388)
Loss on debt extinguishment	(3,645)	—	(3,645)
Income from continuing operations before income taxes	$ 641,314	$ (1,483)	$ 639,831
Diluted earnings per share growth	58%	0%	58%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Nine Months Ended December 2021
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$ 4,052,802	$ (54,215)	$ 3,998,587
Active	4,104,818	(62,929)	4,041,889
Work	858,999	(9,446)	849,553
Other	557	—	557
Total segment revenues	$ 9,017,176	$ (126,590)	$ 8,890,586
Segment profit (loss)
Outdoor	$ 662,761	$ (7,860)	$ 654,901
Active	809,708	(13,352)	796,356
Work	150,649	(2,194)	148,455
Other	(696)	(53)	(749)
Total segment profit	1,622,422	(23,459)	1,598,963
Corporate and other expenses	(166,115)	1,171	(164,944)
Interest, net	(100,533)	—	(100,533)
Loss on debt extinguishment	(3,645)	—	(3,645)
Income from continuing operations before income taxes	$ 1,352,129	$ (22,288)	$ 1,329,841

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2021

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2021	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Tax Items (c)	Adjusted	Contribution from Acquisition (d)	Adjusted Organic
Revenues	$ 3,624,384	$ —	$ —	$ —	$ 3,624,384	$ (193,177)	$ 3,431,207

Gross profit	2,031,780	—	9,875	—	2,041,655	(115,794)	1,925,861
Percent	56.1%				56.3%		56.1%

Operating income	678,442	(49,398)	13,809	—	642,853	(54,174)	588,679
Percent	18.7%				17.7%		17.2%

Diluted earnings per share from continuing operations (e)	1.32	(0.13)	0.03	0.13	1.35	(0.11)	1.24

Nine Months Ended December 2021	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Tax Items (c)	Adjusted	Contribution from Acquisition (d)	Adjusted Organic
Revenues	$ 9,017,176	$ —	$ —	$ —	$ 9,017,176	$ (438,482)	$ 8,578,694

Gross profit	4,989,575	—	21,944	—	5,011,519	(263,988)	4,747,531
Percent	55.3%				55.6%		55.3%

Operating income	1,439,812	(151,880)	37,671	—	1,325,603	(93,847)	1,231,756
Percent	16.0%				14.7%		14.4%

Diluted earnings per share from continuing operations (e)	2.89	(0.37)	0.08	0.13	2.72	(0.19)	2.53

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. ("Supreme") for the three and nine months ended December 2021. Transaction and deal related activities include a decrease in the estimated fair value of the contingent consideration liability of $50.0 million and $158.0 million for the three and nine months ended December 2021, respectively, and integration costs of $0.6 million and $6.1 million for the three and nine months ended December 2021, respectively. The transaction and deal related activities resulted in a net tax benefit of $3.2 million and net tax expense of $5.1 million in the three and nine months ended December 2021, respectively, primarily related to the impact of the decreases in the estimated fair value of the contingent consideration liability on the interim tax rate calculations.

(b) Specified strategic business decisions for the three and nine months ended December 2021 include costs related to VF's business model transformation of $0.5 million and $2.2 million in the three and nine months ended December 2021, respectively, related primarily to restructuring and other costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $13.7 million and $35.5 million in the three and nine months ended December 2021, respectively. Specified strategic business decisions also include cost optimization charges and other activities, including the sale of certain assets, indirectly related to the divestiture of the Occupational Workwear business, which totaled income of $0.4 million during the three months ended December 2021. The specified strategic business decisions also include non-operating expense of $0.2 million and income of $1.5 million during the three and nine months ended December 2021, respectively, associated with VF's transformation initiatives. The specified strategic business decisions resulted in a net tax benefit of $2.0 million and $5.2 million in the three and nine months ended December 2021, respectively.

(c) Tax items include $51.9 million net tax expense associated with certain discrete tax activities recognized during the three and nine months ended December 2021. This is comprised of $87.1 million tax expense for unrecognized tax benefits resulting from updated estimates related to intellectual property transfers completed in a prior period, and $35.2 million tax benefit related to the reorganization of certain foreign operations.

(d) The contribution from acquisition represents the operating results of Supreme for the three and nine months ended December 2021. The results exclude transaction and deal related activities.

(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 392,495,000 and 393,547,000 weighted average common shares for the three and nine months ended December 2021, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions and certain tax items, and on an adjusted organic basis, which excludes the operating results of Supreme (for the three and nine months ended December 2021). Contribution from acquisition also excludes transaction and deal related activities. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2020

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2020	As Reported under GAAP	Transaction and Deal Related Costs (a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$ 2,971,541	$ —	$ —	$ 2,971,541

Gross profit	1,626,517	—	27,936	1,654,453
Percent	54.7%			55.7%

Operating income	411,999	6,680	39,378	458,057
Percent	13.9%			15.4%

Diluted earnings per share from continuing operations (c)	0.83	0.01	0.09	0.93

Nine Months Ended December 2020	As Reported under GAAP	Transaction and Deal Related Costs(a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$ 6,656,158	$ —	$ —	$ 6,656,158

Gross profit	3,521,777	410	42,599	3,564,786
Percent	52.9%			53.6%

Operating income	485,138	7,132	76,863	569,133
Percent	7.3%			8.6%

Diluted earnings per share from continuing operations (c)	0.75	0.01	0.27	1.04

(a) Transaction and deal related costs include expenses associated with the acquisition of Supreme Holdings, Inc. of $6.6 million for both the three and nine months ended December 2020. Transaction and deal related costs also include expenses associated with the anticipated sale of the Occupational Workwear business of $0.1 million and $0.5 million, that did not meet the criteria for discontinued operations, for the three and nine months ended December 2020, respectively. The transaction and deal related costs resulted in a net tax benefit of $1.7 million in both the three and nine months ended December 2020.

(b) Specified strategic business decisions for the three and nine months ended December 2020 include costs related to a transformation initiative for our Asia-Pacific regional operations of $20.3 million in both periods. Specified strategic business decisions also include cost optimization activities and other charges indirectly related to the strategic review of the Occupational Workwear business, which totaled $19.1 million and $52.3 million during the three and nine months ended December 2020, respectively. The costs also include jeanswear wind down activities in South America after the separation of Kontoor Brands, and costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America, which totaled $4.0 million for the nine months ended December 2020. The nine months ended December 2020 also include a $42.4 million noncash charge recorded in the 'Other income (expense), net' line related to the release of certain currency translation amounts associated with the wind down activities in South America. The specified strategic business decisions resulted in a net tax benefit of $5.7 million and $11.7 million in the three and nine months ended December 2020, respectively.

(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 392,851,000 and 391,607,000 weighted average common shares for the three and nine months ended December 2020, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related costs and activity related to specified strategic business decisions. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)

	Three Months Ended December 2021				Nine Months Ended December 2021
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	11%	22%	(17)%	8%	33%	38%	2%	28%
% change constant currency*	11%	24%	(18)%	8%	32%	34%	(3)%	26%
The North Face®
% change	21%	40%	29%	28%	28%	52%	30%	36%
% change constant currency*	20%	41%	25%	27%	27%	49%	24%	34%
Timberland®
% change	16%	14%	(11)%	11%	40%	19%	(6)%	25%
% change constant currency*	16%	17%	(12)%	11%	39%	18%	(9)%	23%
Dickies®
% change	30%	(40)%	(28)%	4%	46%	(22)%	(7)%	24%
% change constant currency*	30%	(40)%	(29)%	4%	46%	(24)%	(11)%	23%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)

	Three Months Ended December 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Geographic Revenue Growth
U.S.	24%	24%	17%	17%
EMEA	26%	28%	23%	25%
APAC	5%	3%	(5)%	(7)%
Greater China	(6)%	(9)%	(6)%	(9)%
Americas (non-U.S.)	27%	24%	27%	24%
International	19%	20%	14%	14%
Global	22%	22%	15%	16%

	Nine Months Ended December 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Geographic Revenue Growth
U.S.	41%	41%	33%	33%
EMEA	36%	33%	32%	30%
APAC	14%	10%	5%	0%
Greater China	5%	(1)%	5%	(1)%
Americas (non-U.S.)	45%	37%	45%	37%
International	30%	26%	24%	21%
Global	35%	34%	29%	27%

	Three Months Ended December 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Channel Revenue Growth
Wholesale (b)	14%	14%	13%	13%
Direct-to-consumer	30%	30%	17%	18%
Digital	21%	21%	3%	3%

	Nine Months Ended December 2021
	% Change	% Change Constant Currency*	% Change Organic (a)	% Change Constant Currency and Organic*(a)
Channel Revenue Growth
Wholesale (b)	29%	27%	29%	27%
Direct-to-consumer	43%	41%	28%	27%
Digital	23%	21%	2%	0%

	As of December
	2021	2020
DTC Store Count
Total	1,354	1,396

*Refer to constant currency definition on previous pages.

(a) Excludes acquisition representing the operating results of Supreme for the three and nine months ended December 2021. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2021" page for additional information.

(b) Royalty revenues are included in the wholesale channel for all periods.

Contacts

VF Corporation
Allegra Perry, 720-501-3524
Vice President, Investor Relations
or
Craig Hodges, 720-778-4116
Vice President, Corporate Affairs